     As filed with the Securities and Exchange Commission on June 4, 1999.



                                                      Registration No. 333-76437

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             BOYKIN LODGING COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                         OHIO                                                34-1824586
           (State or Other Jurisdiction of                      (I.R.S. Employer Identification No.)
            Incorporation or Organization)

                               GUILDHALL BUILDING
                            45 WEST PROSPECT AVENUE
                                   SUITE 1500
                             CLEVELAND, OHIO 44115
                                 (216) 430-1200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            ------------------------

                                ROBERT W. BOYKIN
                               GUILDHALL BUILDING
                            45 WEST PROSPECT AVENUE
                                   SUITE 1500
                             CLEVELAND, OHIO 44115
                                 (216) 430-1200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                            ------------------------

                                WITH A COPY TO:

                             ROBERT A. WEIBLE, ESQ.
                             BAKER & HOSTETLER LLP
                           3200 NATIONAL CITY CENTER
                             1900 EAST NINTH STREET
                           CLEVELAND, OHIO 44114-3485
                                 (216) 621-0200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                           Subject to Completion, June 4, 1999


                               Prospectus

                               June __, 1999
                               Boykin Lodging Company
                               2,500,000 Common Shares


                               [LOGO] BOYKIN LODGING COMPANY
                               DIVIDEND REINVESTMENT
                               AND OPTIONAL SHARE PURCHASE PLAN


        Plan Highlights:
        ------------------------------------------------------------------------

                               * AUTOMATICALLY REINVEST QUARTERLY CASH DIVIDENDS

                               * INCREASE OWNERSHIP THROUGH MONTHLY CASH
                                 PURCHASES

                               * PURCHASE BOYKIN LODGING COMPANY COMMON SHARES
                                 AT A DISCOUNT

                               * NO BROKERAGE COMMISSIONS ON PURCHASES

                               * OWN COMMON SHARES WITHOUT RECEIVING
                                 CERTIFICATES

                               * SIMPLE AND CONVENIENT








         Boykin Lodging Company is a public company with a large amount of public information available. Our Common Shares are traded on the New York Stock Exchange under the symbol "BOY" The closing price of the Common Shares on June 2, 1999, was $14.81 per share.


         INVESTING IN THE COMMON SHARES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

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

         TABLE OF CONTENTS
         -----------------------------------------------------------------------

         SUMMARY .......................................................... 1

          INFORMATION ABOUT BOYKIN LODGING COMPANY ........................ 1

          PLAN FEATURES AND BENEFITS ...................................... 2

         RISK FACTORS ..................................................... 3

         QUESTIONS AND ANSWERS ABOUT THE PLAN ............................. 6

         LEGAL MATTERS ................................................... 16

         EXPERTS ......................................................... 16

         WHERE TO GO FOR MORE INFORMATION ................................ 16

         FORWARD-LOOKING STATEMENTS ...................................... 17







         PLAN SERVICE FEES
         -----------------------------------------------------------------------


         Enrollment fee for new investors                             No charge
         Purchase of Common Shares
          Direct issue from Boykin Lodging Company                    No charge
          Open market purchase fee                                    No charge
         Sale of Common Shares
          Open market sale fee                          $5 transaction fee plus
                                                           brokerage commission
         Reinvestment of dividends                                    No charge
         Optional cash purchase                                       No charge
         Gift or transfer of Common Shares                            No charge
         Safekeeping of share certificates                            No charge
         Certificate issuance                                         No charge
         Duplicate statements                                         No charge


         You should rely only on the information incorporated by reference or provided in the Plan, this Prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. Neither the delivery of this Prospectus nor any sale made through its use implies that there has been no change in our affairs since the date of this Prospectus.

--------------------------------------------------------------------------------

         SUMMARY


         INFORMATION ABOUT BOYKIN LODGING COMPANY

         Boykin Lodging Company is a real estate investment trust, headquartered in Cleveland, Ohio. As of the date of this Prospectus, we own 31 full-service, upscale commercial and resort hotels containing 8,689 guest rooms located in California, Colorado, Florida, Idaho, Indiana, Maryland, Minnesota, Missouri, Nebraska, New York, New Jersey, North Carolina, Ohio, Oregon, Tennessee, and Washington.

         Our hotels are leased to five different independent hotel operating companies. We refer to this as our "multi-tenant" strategy. Our hotels generally operate under franchise agreements with premier nationally recognized hotel chains, including DoubleTree, Marriott, Radisson, Holiday Inn, Hilton, Quality Suites and Hampton Inns. We focus on owning hotels associated with brands that will lead the hotel industry in revenue per available room.

             Our primary business strategies are:

         * acquiring upscale full-service commercial and resort hotels that will increase our cash flow and are purchased at a discount to their replacement cost

         * developing strategic alliances and relationships with a network of high quality lessees and franchisors of the hotel industry's premier brands

         * maximizing revenue growth in our hotels through selective renovation and our lessees' strong management performance


         We completed our initial public offering in November 1996 in order to continue and expand the hotel ownership activities of our predecessor, the Boykin Group. In combination with our predecessor, we have been in the hotel business for 40 years. Following our initial offering, we have more than tripled the number of hotels in our portfolio, from 9 to 31.

         For information, or copies of our annual report to shareholders, proxy statement, 10-Q or 10-K reports, or other documents incorporated by reference in this Prospectus, please contact:

         Investor Relations
         Boykin Lodging Company
         Guildhall Building
         45 West Prospect Avenue, Suite 1500
         Cleveland, Ohio 44115
         Telephone (216) 430-1200
         Facsimile (216) 430-1201

                                                                               1

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


         PLAN FEATURES AND BENEFITS


           PLAN FEATURES                          BENEFITS TO YOU

         - You may purchase our Common         - You purchase Common Shares
           Shares by completing an               directly through National City
           authorization card and sending        without a broker, even if you
           a check or money order to             are not a current shareholder.
           National City.                        The authorization card is
                                                 designed to guide you in
                                                 setting up your Plan account.

         -----------------------------------------------------------------------

         - If you are a participant in the     - You conveniently add to your
           Plan, you can make voluntary          investment over time and
           cash investments each month for       purchase Common Shares at a
           a minimum of $50 up to a              discount.
           maximum of $5,000. You purchase
           Common Shares at 98% of the
           market price (subject to
           change). You may make larger
           voluntary cash investments with
           our prior approval.

         -----------------------------------------------------------------------

         - If you are not a participant in     - You begin with a relatively
           the Plan, you must invest at          small amount invested. In
           least $2,000 initially. If you        addition, you can move Common
           own Common Shares in an account       Shares from your brokerage
           with a stockbroker, you can ask       account into your Plan account,
           your broker to issue you a            or the reverse, at any time
           certificate for your Common           without fees being charged by
           Shares which you can deposit          us.
           with National City.

         -----------------------------------------------------------------------

         - You can have all or some of         - You enjoy the full
           your dividends automatically          reinvestment of your dividends.
           reinvested in our Common              Your investment continues to
           Shares. The Common Shares you         build with additional purchases
           purchase with reinvested              of Common Shares at a discount.
           dividends are purchased at 98%        When you decide to withdraw
           of the market price (subject to       from the Plan, your dividends
           change).                              are mailed to you.

         -----------------------------------------------------------------------

         - You receive a statement             - You can easily monitor your
           detailing your account                activity  investment.
           each time you invest.

         -----------------------------------------------------------------------

         - You can deposit certificates        - You eliminate worry over lost
           for Common Shares with National       or stolen certificates. Making
           City for safekeeping at no            gifts of or transferring your
           cost.                                 Common Shares is easier.







           Please see additional details on the following pages.


                                                                               2
--------------------------------------------------------------------------------

         RISK FACTORS

         An investment in our Common Shares involves certain risks that you should consider before investing.

         OPERATING RISKS. Our hotels are subject to operating risks that can affect our revenues, the value of our properties and our cash flow. These risks include:

         * competition from other hotels

         * adverse effects on occupancy and room rates from overbuilding in the hotel industry

         * increases in our operating costs (or those of our lessees) attributable to inflation and other factors

         * significant dependence on business travelers and tourism

         * the seasonality of hotel revenues, especially in resorts

         * the impact of weather on hotel occupancies

         * the failure to meet any franchisor quality standards


         DEPENDENCE ON LESSEES AND MANAGERS. Real estate investment trust rules require us to lease our hotels to independent hotel operating companies. The risks of this requirement include:

         * we are particularly dependent on Boykin Management Company and its affiliates, which lease about 80% of our hotels

         * other activities of our lessees may impair their ability to pay us rent

         * we may not be able to re-lease a property on favorable terms if we terminate its lease for a default

         * our revenue stream could be interrupted if a lessee declares bankruptcy


         REAL ESTATE RISKS. As a real estate company, we face risks that affect the value of our properties, our ability to finance them and our cash flow. These risks include:

         * costs of periodic renovation of our hotels and the periodic replacement of furniture and equipment in order to stay competitive

         * costs of uninsured and underinsured losses, such as hurricanes or earthquakes

         * the illiquid nature of our real estate investments

--------------------------------------------------------------------------------

         REAL ESTATE FINANCING RISKS. We regularly finance acquisitions through debt financing. The risks normally associated with debt financing include the risks that:


         * cash flow will be insufficient to meet required debt payments

         * an inability to refinance indebtedness when it matures

         * the terms of a refinancing will not be as favorable as the terms of the existing debt

         * necessary capital expenditures cannot be financed on favorable terms, if at all

         * the potential for a forced sale of properties at potentially distressed prices

         * an increase in interest rates would increase the amount payable under our variable rate debt


         CONFLICTS OF INTEREST. In order to meet real estate investment trust tax rules, we must lease our hotel properties to independent hotel operating companies. Boykin Management Company and its affiliates lease about 80% of our hotels. Our chairman and chief executive officer, Robert Boykin, and his brother John, control Boykin Management Company. This presents potential conflicts of interest, including that:

         * Mr. Boykin may be motivated to cause Boykin Management Company to operate our hotels in a manner that maximizes Boykin Management Company's profits and not necessarily ours

         * Mr. Boykin could have conflicts of interest in the structuring and enforcement of our leases with Boykin Management Company

         Also, our hotels are owned by Boykin Hotel Properties, L.P. We own a 92% stake in Boykin Hotel Properties, L.P. and we control its affairs. Mr. Boykin and his family own about 7% of Boykin Hotel Properties, L.P., which they obtained at the time of our initial public offering by contributing their interests in nine hotels. Mr. Boykin may be motivated to influence us not to sell one of these nine hotels because of adverse tax consequences to him or his family.

         Because of these potential conflicts of interest, our charter documents require that the independent members of our board of directors approve all decisions regarding our transactions with Mr. Boykin, Boykin Management Company or their respective affiliates.

--------------------------------------------------------------------------------

         FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST. We have operated as a real estate investment trust under the Internal Revenue Code (the "Code") since 1996. Qualification as a real estate investment trust involves the application of technical and complex provisions of the Code for which there are only limited guidelines. Circumstances not entirely within our control may affect our ability to qualify as a real estate investment trust. If we were to fail to qualify as a real estate investment trust, we would incur a significant income tax liability. Unless we were entitled to relief under the Code, we would also be disqualified from treatment as a real estate investment trust for the next four years. As a result, our cash available for distribution to shareholders could be reduced or eliminated for each of the years involved. Although we currently intend to operate in a manner designed to qualify us as a real estate investment trust, it is possible that future economic, market, legal, tax or other considerations may cause our Board of Directors, with the consent of the majority of our shareholders, to revoke our real estate investment trust election.

         LIMITATIONS ON OWNERSHIP OF COMMON SHARES. In order for us to maintain our qualification as a real estate investment trust, not more than 50% in value of the outstanding Common Shares may be owned, directly or indirectly, by five or fewer individuals. Accordingly, we prohibit ownership of more than 9% of the outstanding Common Shares by any single shareholder, with certain exceptions.

         NO LIMITATION ON DEBT; ABILITY TO ISSUE PREFERRED SHARES. Although we have followed a conservative debt policy, there is no contractual limit to the amount of debt we can take on. If our policy were to change or be eliminated, we could become more highly leveraged, which could adversely affect our ability to make distributions to shareholders. There could also be an increased risk of default on our obligations.

         Our organizational documents authorize our Board of Directors to issue up to 10 million preferred shares, and to establish certain preferences and rights of any such shares issued. If we issue preferred shares with preferential dividend rights, this could diminish the cash available for distribution to the holders of Common Shares. In addition, the issuance of such shares could have the effect of delaying or preventing a change in control of our company, even if a change in control were in the shareholders' interest.

--------------------------------------------------------------------------------

         QUESTIONS AND ANSWERS ABOUT THE PLAN


What is the purpose of the Plan?
--------------------------------------------------------------------------------

         We established the Plan to promote long-term ownership in Boykin Lodging Company by providing shareholders of record with a simple, convenient and economical way to invest their cash dividends in additional Common Shares or to make voluntary cash investments in Common Shares. We also designed the Plan to enable us to raise capital efficiently to the extent Common Shares are purchased directly from us and not in open market transactions. We intend to use any proceeds we receive from sales of Common Shares for general corporate purposes, which may include general working capital requirements, repayment of certain indebtedness under our credit facility, acquisition of properties as suitable opportunities arise and improvement of some of the properties in our portfolio. We are unable to estimate the amount of proceeds that will be devoted to any specific purpose. We will not receive any proceeds when Common Shares acquired in the open market are sold under the Plan.

Who runs the Plan?
--------------------------------------------------------------------------------

         National City Bank administers the Plan, acts as your agent, keeps records, mails account statements, purchases and holds Common Shares for you and performs other duties imposed by the Plan. National City will not be liable for any act done in good faith or for any good faith omission to act. National City is not responsible for the value of Common Shares acquired under the Plan. National City also acts as dividend disbursement agent, transfer agent and registrar for the Common Shares.

         We may appoint a successor bank or agent to administer the Plan.

         All communications regarding the Plan or your account should be directed to National City. The address and telephone number of National City for information about the Plan are:

--------------------------------------------------------------------------------

         -----------------------------------------------------------------------
         FOR INFORMATION ABOUT THE PLAN

         CALL                                   WRITE

         National City Bank toll free:          National City Bank
         1-800-622-6757                         Reinvestment Services
         (Monday through Friday                 P.O. Box 94946
         8 a.m.-5 p.m., Eastern Time)           Cleveland, Ohio 44101-4946

         All correspondence concerning the Plan, as well as voluntary cash investments with checks or money orders payable to "National City Bank," should be mailed to the above address.

         Please include your account number, if you are presently a participant, on all correspondence, checks or money orders, together with a telephone number where you can be reached during business hours.

         -----------------------------------------------------------------------



Who may participate?
--------------------------------------------------------------------------------

         Any shareholder of record of Boykin Lodging Company is eligible to participate in the Plan. A shareholder of record may participate in the Plan by completing an authorization card and returning it to National City. A beneficial owner of Common Shares (a person whose Common Shares are held on his or her behalf by a nominee; for example, in the name of a bank or brokerage firm) can become a shareholder of record by transferring one or more Common Shares into his or her name on our shareholder books and records.

         In addition, a beneficial owner or a nonshareholder can become a Plan participant by returning a completed authorization card to National City and making an initial purchase of Common Shares through a voluntary cash investment.

--------------------------------------------------------------------------------

What investment options do I have?
--------------------------------------------------------------------------------

         You may buy Common Shares either through dividend reinvestments or optional cash purchases.

How do I elect to reinvest my dividends?
--------------------------------------------------------------------------------

         You may elect to have the dividends paid on all or some of your Common Shares automatically reinvested by National City in additional Common Shares. All dividends on shares held in the Plan must be reinvested.


         You must give National City authorization for dividend reinvestment at least one day prior to the dividend record date for Common Shares; otherwise, the authorization will not be effective until the investment date following the next dividend record date. You give National City authorization by completing and returning to National City an authorization card. You may obtain an authorization card by contacting National City.

Will I receive a discount by buying through the Plan?
--------------------------------------------------------------------------------

         You will receive a 2% discount by buying through the Plan. The amount of the discount is subject to change. Your reinvested dividends will be used to purchase whole and fractional Common Shares (computed to three decimal places) for your account on the dividend payment date. The purchase price to you per share for Common Shares purchased with reinvested dividends will be 98% of the market price. The market price is the price per share at which National City acquires the Common Shares for the Plan in the open market or from us.

How and when do I make voluntary cash investments?

--------------------------------------------------------------------------------

         You may make voluntary cash investments of up to $5,000 per month in Common Shares. The minimum voluntary cash investment is $50 for participants and $2,000 for new participants. Participants may purchase whole and fractional Common Shares (computed to three decimal places) for 98% (subject to change) of the market price on the investment date. Persons making their initial investment in Common Shares may purchase whole and fractional Common Shares (computed to three decimal points) for 100% of the market price on the investment date.

--------------------------------------------------------------------------------

         Your voluntary cash investment must be received by National City before the ten-day pricing period begins in order for your funds to be invested on the applicable investment date. The pricing period is the ten-business-day period immediately preceding the applicable investment date (see below). You will not receive interest on funds held by National City prior to investment. Your voluntary cash investment will be returned to you upon written request received by National City at least four business days before the applicable investment date.


         You may change your investment option at any time by requesting a new authorization card and returning it to National City.


Can you change the 2% discount?

--------------------------------------------------------------------------------

         Yes, we may change the per share discount. However, the discount will not vary from the range of 0% to 5%. National City will provide Plan participants with a written notice of any change in the discount.

         The combined discount and brokerage fees or commissions per share for any purchase of Common Shares cannot exceed 5% of the average of the high and low trading prices for the Common Shares on the investment date. National City is authorized to adjust the discount you receive on any purchase of Common Shares, whether by a dividend reinvestment or voluntary cash investment, in order to ensure that this limitation is not exceeded.

Who pays the costs of the Plan?
--------------------------------------------------------------------------------

         We will pay all costs of administration of the Plan. In addition, we will pay any and all brokerage fees or commissions and related expenses incurred in connection with the purchase of Common Shares in the open market.

May I make voluntary cash investments of more than $5,000 per month?
--------------------------------------------------------------------------------

         You may make voluntary cash investments in excess of $5,000 only with our prior approval of your written request to make such an investment. You may make a written request by submitting a Waiver Purchase Form to us. We have the discretion to grant or deny a Waiver Purchase Form request. Our decision will be based on various corporate factors and market conditions.


         At our discretion, voluntary cash investments pursuant to a waiver purchase form request may be made at a discount from 0% to 5% of the market price. We may review and adjust the discount relating to such investments at any time. The waiver purchase form may require you to represent, among other things, that you are not purchasing the Common Shares to engage in arbitrage activities and will not sell Common Shares during the applicable ten-day pricing period.

--------------------------------------------------------------------------------

         Before the start of each ten-day pricing period, we may fix for the corresponding investment date a threshold price that applies to voluntary cash purchases in excess of $5,000. Those purchases will not be made unless the market price equals or exceeds the threshold price for the investment date. If those purchases are not made, your voluntary cash investment will be returned to you without interest.


         If you decide to make a voluntary cash investment and want to purchase Common Shares at a price of more than $5,000:

         * Contact National City with your request. Ask for that month's Threshold Price and Waiver Purchase Form.

         * Complete the Waiver Purchase Form and return it to us.


         * If your Waiver Purchase Form request is approved, send your voluntary cash investment to National City before the ten-day pricing period begins.



How do I make a voluntary cash investment?
--------------------------------------------------------------------------------

         You make a voluntary cash investment by sending to National City a check or money order payable to National City. Do not send cash to National City. Always write our New York Stock Exchange symbol (BOY) on your check or money order. Voluntary cash investments in the form of a check or money order must be accompanied by a properly executed remittance form, which is attached to each statement you receive.

Where do the Common Shares come from?
--------------------------------------------------------------------------------

         Common Shares purchased under the Plan will either be issued directly from our authorized but unissued Common Shares or purchased by National City in the open market or in negotiated transactions. A maximum of 2,500,000 Common Shares is available for issuance by us pursuant to the Plan. We designate the source of Common Shares, but we cannot change the source more than once in any three-month period.

--------------------------------------------------------------------------------

How is the market price of the Common Shares determined?
--------------------------------------------------------------------------------


         The market price of Common Shares purchased under the Plan will be calculated differently depending on whether we issue new Common Shares or National City purchases the Common Shares in the open market. The market price for Company-issued Common Shares will be the average of the daily high and low sale prices of Common Shares traded on the New York Stock Exchange for the ten trading days immediately preceding the applicable investment date. The market price for open market purchases of Common Shares will be the weighted average price for all Common Shares purchased under the Plan with respect to the applicable investment date.


When will Common Shares be acquired?
--------------------------------------------------------------------------------

         * The investment date for the reinvestment of dividends is the dividend payment date.

         * The investment date for voluntary cash investments is the dividend payment date for any month in which we pay a cash dividend; in any month in which we do not pay a cash dividend, the investment date is the tenth day of the month or the next business day if the tenth day is not a business day.

         * National City will purchase Common Shares on or as promptly as practicable after the applicable investment date.

         * In the unlikely event that National City is unable to invest dividends or voluntary cash investments within 30 days after the dividend payment date or after voluntary cash investments are received, the funds will be returned.


How will I track my investment?
--------------------------------------------------------------------------------

         You will receive a statement confirming the purchase of Common Shares for your account. The statement also will show your previous investment and reinvestment activity for the calendar year.

         Please notify National City in writing if the address on your account changes.

         Remember to save your account statements, along with this Prospectus and other pertinent tax information related to the Plan, to establish the cost basis of your Common Shares purchased under the Plan.

--------------------------------------------------------------------------------

Will I receive share certificates?
--------------------------------------------------------------------------------

         You will not receive a certificate for Common Shares purchased under the Plan unless you request one in writing. You do receive a statement detailing the status of your holdings each time Common Shares are purchased for your account. Common Shares purchased under the Plan are registered in the name of a nominee and shown on your account. Common Shares credited to your account under the Plan may not be pledged or assigned. If you want to pledge or assign these shares, you must request a certificate for them to be issued in your name.

Can I use the Plan as a safekeeping service for my Common Shares?
--------------------------------------------------------------------------------


         Any shareholder may use the Plan's safekeeping service for share certificates. Safekeeping is beneficial because you do not bear the risk and cost associated with the loss, theft or destruction of share certificates. With safekeeping, all of your dividends will be reinvested.


         To deposit Common Shares in the Plan's safekeeping service, send the share certificates to National City by registered mail with written instructions to deposit them in safekeeping. Do not endorse or assign your certificates.

How do I obtain share certificates?
--------------------------------------------------------------------------------

         You can withdraw Common Shares from your account in certificate form without charge by writing to National City. National City issues certificates in the name registered on the account, unless you otherwise instruct National City. In order for a certificate to be issued in a name other than the name of the Plan account, you must so indicate in a written request to National City with your signature guaranteed by a commercial bank or broker. Contact your bank or broker for more information regarding this guarantee.


         Certificates will be issued only for whole Common Shares. You will receive a check for the value of any fractional Common Share if you are closing your account.

--------------------------------------------------------------------------------

How do I sell Common Shares in my account?
--------------------------------------------------------------------------------

         You can sell full Common Shares in your account by making a written request to National City. National City will sell your Common Shares at your request, deduct brokerage fees or commissions, transfer taxes (if any) and a service charge, and deliver the remaining proceeds to you.

How do I close my account?
--------------------------------------------------------------------------------

         You may stop participating in the Plan at any time by notifying National City in writing.

         When you close your account, you may request:

         * A certificate for full Common Shares in your account, and cash for any remaining fractional Common Share

         * A certificate for part of the full Common Shares in your account, and cash from the sale of any remaining full and fractional Common Share

         * Cash from the sale of all full and fractional Common Shares in your account


         All sale proceeds are less brokerage fees or commissions, transfer taxes (if any) and a service charge.

         If you dispose of all Common Shares registered in your name on our books and records, you will remain a participant in the Plan with respect to any Common Shares held in your account under the Plan unless you provide written notice of termination to National City.

Is there a limit to the number of Common Shares I may acquire?
--------------------------------------------------------------------------------

         You may not acquire more than 9% of our outstanding Common Shares.

Will I be able to vote the Common Shares in my account?
--------------------------------------------------------------------------------

         You may vote all Common Shares credited to your account. You will be sent proxy materials and a proxy covering Common Shares credited to your account.

--------------------------------------------------------------------------------

What about share dividends or share splits?
--------------------------------------------------------------------------------

         Any share dividend or share split distributed on your Common Shares held by National City will be credited to your account. If we make available to our shareholders rights to purchase additional Common Shares or other securities, National City will send you appropriate instructions in connection with all such rights in order to permit you to determine what action to take.

Can you change the Plan?
--------------------------------------------------------------------------------

         Yes, we may amend or supplement the Plan at any time. Except when necessary to comply with the law or with respect to modifications or amendments that do not materially affect your rights, an amendment or supplement will be effective upon our mailing written notice to you at least 30 days prior to the effective date of the amendment or supplement. The amendment or supplement will be considered to be accepted by you unless National City receives written notice of the termination of your account prior to the effective date of the amendment.

Can you suspend or terminate the Plan?
--------------------------------------------------------------------------------

         Yes, we have the right to suspend or terminate the Plan at any time. If your participation in the Plan or an increase in the number of Common Shares held by you would jeopardize our status as a real estate investment trust, we may suspend, terminate or refuse your participation in the Plan. In addition, we have the right to refuse voluntary cash investments from any person who is attempting to circumvent the interests of the Plan by making excessive voluntary cash investments through multiple accounts or by engaging in arbitrage activities.

         If the Plan is terminated, National City will return any uninvested voluntary cash investment, issue a certificate for whole Common Shares in your account and pay you cash for any fractional Common Share in your account.

What are the federal income tax consequences of the Plan to me?
--------------------------------------------------------------------------------

         The reinvestment of dividends does not relieve you of any income tax that may be payable on dividends. If you elect to have your dividends reinvested, you will be treated as having received a taxable distribution of the dividends that are reinvested. A portion of your dividends may be considered taxable income in the year you receive them, and a portion of your dividends may be considered a return of capital. You will receive an annual statement from National City indicating the amount of dividends reported as taxable dividend income to the IRS on Form 1099.

--------------------------------------------------------------------------------

         In addition to any taxable income you receive with respect to your dividends, you will be treated as having received taxable income with respect to (i) brokerage fees or commissions paid by us to acquire Common Shares for you and (ii) the dollar value of the discount amount applicable to your acquisitions. The tax basis of the Common Shares purchased with your dividends will equal the purchase price on the date your dividends are reinvested plus the dollar value of the discount amount for your acquisition and any brokerage fees or commissions paid by us.

         In the case of both foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding and participants who elect to have their dividends reinvested and are subject to "backup" withholding under the Code, National City will invest in Common Shares in an amount equal to the dividends of the participants less the amount of tax required to be withheld.

         If you are currently a participant and you make a voluntary cash investment, your taxable income will be the dollar value of the discount amount applicable to your acquisition if Common Shares are purchased from us. However, if Common Shares are purchased in the open market and you are currently a participant, you will be treated as having taxable income in the amount of brokerage fees or commissions paid by us plus the dollar value of the discount amount applicable to the acquisition. The tax basis of the Common Shares will equal the purchase price on the date of the purchase plus the dollar value of the discount amount applicable to the acquisition and, in the case of purchases in the open market, any brokerage fees or commissions paid by us.

         You do not realize a gain or loss for U.S. federal income tax purposes when you transfer Common Shares into the Plan or when you withdraw full Common Shares from the Plan. However, you realize gain or loss when you sell Common Shares held in your account. You also realize gain or loss when you receive cash from the sale of a fractional share. The amount of the gain or loss will be the difference between the amount that you receive for the Common Shares, or fraction of a Common Share, and the tax basis of the Common Shares, or fraction of a Common Share. This gain or loss must be reported on your federal income tax return.

What law governs the Plan?
--------------------------------------------------------------------------------

         Ohio law governs the Plan, the authorization card, the account statements and other documents relating to the Plan. The federal securities laws also govern the Plan.

--------------------------------------------------------------------------------

         LEGAL MATTERS

         The validity of the Common Shares offered hereby has been passed upon by Baker & Hostetler LLP, Cleveland, Ohio. Baker & Hostetler LLP provides legal services to us and to certain of our affiliates. Albert
         T. Adams, one of our directors, is a partner of Baker & Hostetler LLP.

         EXPERTS

         The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in this Prospectus and elsewhere in the Registration Statement in reliance upon the authority of Arthur Andersen LLP as experts in giving such reports.

         WHERE TO GO FOR MORE INFORMATION

         We file annual, quarterly and special reports, proxy and other information statements and other information with the SEC. You may read and copy any reports, proxy or other information statements or other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

         We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended. This Prospectus is part of the Registration Statement. This Prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information regarding Boykin Lodging Company and the Common Shares offered hereby, reference is made to the Registration Statement, which may be obtained from the SEC as provided above.

         The documents that we are incorporating by reference are:

         * Annual Report on Form 10-K for the fiscal year ended December 31,
           1998;

         * Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;


         * The description of our Common Shares contained in our Registration Statement on Form 8-A/A filed with the SEC on October 23, 1996; and

         * All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering.

--------------------------------------------------------------------------------

         We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus, including any exhibits that are specifically incorporated by reference. This information will be provided to you at no cost upon written request. Requests for information should be sent to Investor Relations, Boykin Lodging Company, Guildhall Building, 45 West Prospect Avenue, Suite 1500, Cleveland, Ohio 44115, telephone number (216) 430-1200, facsimile number (216) 430-1201.


         FORWARD-LOOKING STATEMENTS

         This Prospectus (including information incorporated by reference herein) contains some forward-looking statements. Those statements include statements regarding our and our directors' or officers' intent, plans, objectives, beliefs or current expectations with respect to (i) the leasing, management or performance of our hotels and other hotels to be acquired; (ii) the adequacy of reserves for renovation and refurbishment; (iii) potential acquisitions by us; (iv) our financing plans; (v) our policies regarding investments, dispositions, financings, conflicts of interest and other matters; and (vi) trends affecting us.

         Prospective investors are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those in the forward-looking statement as a result of various factors, including those identified in "Risk Factors." The information contained in this Prospectus and in the documents incorporated by reference herein identifies important factors that could cause such differences. With respect to any such forward-looking statement that includes a statement of its underlying assumptions or bases, we caution that, while we believe these assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.

--------------------------------------------------------------------------------

                         [LOGO] BOYKIN LODGING COMPANY

                             Boykin Lodging Company
                               Guildhall Building
                      45 West Prospect Avenue, Suite 1500
                             Cleveland, Ohio 44115
                 Telephone 216-430-1200 Facsimile 216-430-1201

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of Common Shares other than discounts and commissions. Except for the SEC registration fees, all amounts are estimates.

SEC Registration Fee........................................    $ 8,730
NYSE Listing Fee............................................      1,500
Accounting Fees and Expenses................................        500
Legal Fees and Expenses.....................................     25,000
Printing Expenses...........................................      5,000
Miscellaneous Expenses......................................      1,270
                                                                -------
          Total.............................................    $42,000
                                                                =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Ohio Revised Code (the "Ohio Code") authorizes Ohio corporations to indemnify an officer or director from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

     The Registrant's Code of Regulations provides for the indemnification of a director or officer of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification.

     The Registrant maintains a directors' and officers' insurance policy which insures the directors and officers of the Registrant from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the Registrant, subject to certain exceptions.

ITEM 16.  EXHIBITS


EXHIBIT NUMBER                       DESCRIPTION OF EXHIBIT
--------------                       ----------------------
      4.1         Amended and Restated Articles of Incorporation, as
                  amended(1)
      4.2         Code of Regulations(2)
      4.3         Specimen Certificate for Common Shares(2)
      4.4         Boykin Lodging Company Dividend Reinvestment and Optional
                  Share Purchase Plan
      5*          Opinion of Baker & Hostetler LLP
     23.1         Consent of Arthur Andersen LLP
     23.2*        Consent of Baker & Hostetler LLP (included in Exhibit 5)
     24*          Power of Attorney


---------------

(1) Incorporated by reference from Boykin Lodging Company's Form 10-K for the fiscal year ended December 31, 1998.

(2) Incorporated by reference from Amendment No. 3 to Boykin Lodging Company's Registration Statement on Form S-11 (Registration Statement No. 333-6341) (the "Form S-11") filed on October 24, 1996. The Code of Regulations and the Specimen Share Certificate were filed as Exhibits 3.2 and 4.1, respectively, to the Form S-11.


 * Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration

Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 4th day of June, 1999.


                                        BOYKIN LODGING COMPANY

                                        By: /s/ ROBERT W. BOYKIN

                                          --------------------------------------
                                             Robert W. Boykin, Chairman,
                                             President and Chief Executive
                                             Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on June 4, 1999, by the following persons in the capacities indicated.



                   SIGNATURE                                                TITLE
                   ---------                                                -----

              /s/ ROBERT W. BOYKIN                     Chairman, President, Chief Executive Officer and
------------------------------------------------         Director (Principal Executive Officer)
                Robert W. Boykin

               /s/ PAUL A. O'NEIL                      Chief Financial Officer and Treasurer (Principal
------------------------------------------------         Financial and Accounting Officer)
                 Paul A. O'Neil

              RAYMOND P. HEITLAND*                     Director
------------------------------------------------
              Raymond P. Heitland

               IVAN J. WINFIELD*                       Director
------------------------------------------------
                Ivan J. Winfield

              LEE C. HOWLEY, JR.*                      Director
------------------------------------------------
               Lee C. Howley, Jr.

                FRANK E. MOSIER*                       Director
------------------------------------------------
                Frank E. Mosier

              WILLIAM H. SCHECTER*                     Director
------------------------------------------------
              William H. Schecter

                ALBERT T. ADAMS*                       Director
------------------------------------------------
                Albert T. Adams

            *By: /s/ PAUL A. O'NEIL
------------------------------------------------
        Paul A. O'Neil, Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NUMBER                       DESCRIPTION OF EXHIBIT
--------------                       ----------------------
      4.1         Amended and Restated Articles of Incorporation, as
                  amended(1)
      4.2         Code of Regulations(2)
      4.3         Specimen Certificate for Common Shares(2)
      4.4         Boykin Lodging Company Dividend Reinvestment and Optional
                  Share Purchase Plan
      5*          Opinion of Baker & Hostetler LLP
     23.1         Consent of Arthur Andersen LLP
     23.2*        Consent of Baker & Hostetler LLP (included in Exhibit 5)
     24*          Power of Attorney


---------------

(1) Incorporated by reference from Boykin Lodging Company's Form 10-K for the fiscal year ended December 31, 1998.

(2) Incorporated by reference from Amendment No. 3 to Boykin Lodging Company's Registration Statement on Form S-11 (Registration Statement No. 333-6341) (the "Form S-11") filed on October 24, 1996. The Code of Regulations and the Specimen Share Certificate were filed as Exhibits 3.2 and 4.1, respectively, to the Form S-11.


 * Previously filed.